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                  CITY OF HOUSTON, TEXAS, ORDINANCE NO. 97-285

        AN ORDINANCE GRANTING A TEMPORARY PERMIT TO TVMAX COMMUNICATIONS (TEXAS), INC., TO ENCROACH UPON AND USE THE PUBLIC WAY OF THE CITY OF HOUSTON, TEXAS, FOR THE PURPOSE OF LAYING, CONSTRUCTING, LEASING, MAINTAINING, REPAIRING, REPLACING, REMOVING, USING, AND OPERATING THEREIN, A TELECOMMUNICATIONS NETWORK FOR PROVIDING AUTHORIZED TELECOMMUNICATIONS SERVICES; PROVIDING FOR RELATED TERMS AND CONDITIONS; MAKING CERTAIN FINDINGS RELATED THERETO; AND DECLARING AN EMERGENCY.

        WHEREAS, TVMAX Communications (Texas), Inc. (the "Permittee") wishes to provide telecommunication services to its customers in certain portions of the City of Houston (the "City") by use of its existing fiber optic loop, and other facilities to be constructed and maintained hereafter; and

        WHEREAS, the Permittee has applied for, and the Permittee and the City are currently negotiating, a franchise agreement (the "Franchise") that will govern the long-term construction, operation and maintenance of the Permittee's telecommunication operations in accordance with the provisions of the City Charter and applicable law and ordinance; and

        WHEREAS, the Permittee has an existing cable television franchise, and has requested that it be issued this Temporary Permit to specify the conditions under which the facilities franchised thereunder, as well as extensions thereof, may be used to provide telecommunication services, during the pendency of negotiation and approval of the Franchise; NOW, THEREFORE,

        BE IT ORDAINED BY THE CITY COUNCIL OF THE CITY OF HOUSTON, TEXAS:


                                   ARTICLE I.
                         DEFINITIONS AND INTERPRETATIONS

        Section 1.01. Short title. This ordinance shall be known and may be cited as the TVMAX Communications (Texas), Inc. Telecommunication Temporary Permit.

        Section 1.02. Definitions. For the purpose of this Temporary Permit, the following terms, phrases, words, and their derivations shall have the meaning given herein unless more specifically defined within other sections of this Temporary Permit. When not inconsistent with the context, words used in the present tense include the future tense, words in the single number include the plural number. The word "shall" is always mandatory, and not merely directory.
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        Anniversary Date means the successive annual recurrence of the Effective
Date.

        Cable Services shall have the meaning defined for such term in the Cable Communications Policy Act of 1984 is amended.

        City means the City of Houston, Texas, a home-rule municipal corporation principally located in Harris County, Texas, acting by and through its governing body, the City Council.

        City Engineer means the City Engineer for the City or a designee thereof.

        Confidential Information is defined in Section 4.01(c).

        Construction Permit Fee is defined in Section 3.06.

        Day, whether or not capitalized, means a calendar day, unless specifically provided otherwise,

        Director means the Director of the City's Department of Finance and Administration, or such person as the director may designate.

        Division is defined in Section 11.02(b).

        Effective Date is defined in Section 11.17.

        Franchise means the franchise agreement under negotiation between the City and the Permittee relating to the grant of a franchise for telecommunication services pursuant to Article II, Section 17 of the City's Charter.

        Gross Receipts means all Local Telecommunications Revenue (excluding (i) Permit Fees itemized on customer billings, (ii) sales taxes, excise taxes or any similar direct taxes upon the customer or subscriber collected by the Permittee, (iii) receipts from the sale or trade-in value of any property used in the provision of Services, (iv) refunds from suppliers, (v) refunds or rebates, credits or discounts to customers or subscribers) received by Permittee or by any affiliate, subsidiary, agent or assign of Permittee using the Public Way that does not have a current valid franchise with City, in connection with the provision of Services within the City of Houston, including payments received for operating, maintaining, leasing, exchanging or using all or any portion of the Network Facilities or for Services and payments attributable to the operation of the Network Facilities,

        Local Office is defined in Section 4.01(c).

        Local Telecommunication Revenue means the aggregate of all receipts, direct or indirect, for Services provided by the Permittee to its customers or subscribers whose service address is

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physically located within the city limits of the City. Local Telecommunication
Revenue shall not include any amounts charged to customers or subscribers that are paid to any telecommunication system operator or owner not affiliated with the Permittee for the provision of services on the Network Facilities if such amounts are included in the franchise fee payments of another telecommunication provider under franchise to the City.

        Minimun, Annual Fee is defined in Section 3.01(b).

        Network Facilities means conduits, ducts, manholes, vaults, tanks, towers, wave guides, optic fiber, microwave, dishes, and any associated converters, electrical lines, communications lines, transmission lines, cables, wires, amplifiers, switches, utility equipment, or other such object, device or facilities, including attachments and encasements containing such facilities, whether underground or overhead, which are designed, installed and constructed within the Public Way for the purpose of producing, receiving, amplifying, switching, transmitting or distributing audio, video, or other form of electronic signals to or from customers, subscribers or locations within city limits of the City in providing Services. Network Facilities does not include such facilities to the extent that they are used to provide Cable Services.

        New Construction Permit Fee is defined in Section 3.06.

        Permittee means TVMAX Communications (Texas), Inc.

        Person includes an individual, association, corporation, firm, joint venture, partnership, limited liability company, or other business entity or legal representative.

        Public Way means a Street or Water Way or any other right, title or interest in or to real property, which is owned or claimed by City for use of the public.

        Report is defined in Section 3.03.

        Services meams telecommunication services provided by the Permittee through its Network Facilities, excluding Cable Services (provided pursuant to separate franchise) but including without limitation (a) interconnecting telecommunication companies for the purpose of voice, data or non-cable video transmission; (b) providing switched or non-switched private line point-to-point service to end-users for voice, data and non-cable video transmission; (3) switching, transmitting or distributing signals on behalf of other telecommunication companies; or (4) any other telecommunication services authorized by State or Federal law.

        Street means the entire area within the boundary lines of every public street, avenue, road, parkway, drive, alley, highway, boulevard, bridge, tunnel or other City roadway whether improved or unimproved, and any part thereof including without limitation the pavement, shoulders, gutters, curbs, sidewalks, parking areas and all other areas within street lines.

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        Temporary Permit means this ordinance, and includes the rights, obligations and privileges granted to the Permittee herein.

        Temporary Permit Fee means the fees provided for payment by the Permittee as provided in this Temporary Permit.

        Water Way means the entire area within the boundary lines of every stream, lake, river, bayou, ditch or other body or course of water that is owned or maintained by the City.

                                   ARTICLE II.
                           GRANT OF AUTHORITY AND TERM

        Section 2.01. Rights granted. There is hereby granted to the Permittee, subject to the reasonable and timely compliance by the Permittee with the provisions contained herein, the non-exclusive Temporary Permit granting the right to encroach upon and use the Public Way for the purpose of laying, constructing, leasing, maintaining, repairing, replacing, removing, operating or using the Network Facilities, in whole or in part, across, along, over, above, or under any Public Way specifically for the purpose of providing the Services.

        Section 2.02. Term and automatic termination.

        a. This Temporary Permit shall become effective on the Effective Date and the receipt by the City of the Acceptance Letter, and shall terminate on September 1, 1997, unless it is terminated earlier pursuant to the terms of this Temporary Permit Ordinance. BY ITS ACCEPTANCE HEREOF, THE PERMITTEE ACKNOWLEDGES THAT THE GRANT OF THIS TEMPORARY PERMIT CREATES NO OBLIGATION TO EXTEND OR RENEW THIS PERMIT OR OTHERWISE EXTEND THE AUTHORIZATION GRANTED HEREBY, OR TO PASS OR APPROVE THE FRANCHISE BY VIRTUE OF ITS APPROVAL OF THIS TEMPORARY PERMIT. ANY CONSTRUCTION OR OTHER EXPENDITURE BY OR ON BEHALF OF THE PERMITTEE IN
CONNECTION WITH THIS TEMPORARY PERMIT IS UNDERTAKEN SOLELY AT THE RISK OF THE PERMITTEE. Notwithstanding the above, the City agrees to offer the Franchise to the Permittee on the same basis as offered to similarly situated applicants at such time, in accordance with the applicable provisions of State and Federal law; provided that the Permittee is and remains qualified therefor. The provisions of this Temporary Permit shall not be construed as binding or precedential with respect to the terms of the Franchise.

        b. Unless earlier terminated as provided elsewhere in this Temporary Permit Ordinance, this Temporary Permit shall automatically terminate upon the effective date of the Franchise.

        Section 2.03. Specific limitations. This Temporary Permit does not grant the Permittee the right to provide, directly or indirectly, any services not specifically authorized by the terms of this Temporary Permit. This Temporary Permit does not authorize the provision of Cable

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Services, and the Permittee may provide Cable Services through the Network
Facilities only if authorized specifically by a separate franchise either already in existence as of the Effective Date or later granted at the discretion of City Council.

        Section 2.04. Use of the Network by other Persons.

        a. The Permittee acknowledges and agrees that this Temporary Permit authorizes specific use of Public Ways only by the Permittee and it agrees that, except as specifically authorized herein or otherwise specifically authorized by the City, it will not allow the use, by lease or otherwise, of the Network Facilities by any other Person (other than an affiliate, subsidiary, or other entity controlled by the Permittee if such other Person's gross receipts are included in the Gross Receipts for purposes of the Temporary Permit Fee) to provide the Services or for any other purpose. Use of the Network Facilities by any Person for any purpose not specifically authorized hereunder shall be considered to be use thereof by the Permittee and is prohibited.

        b. The Permittee agrees to notify its customers or subscribers making sales of telecommunications services of their possible need for a certificate from the Texas Public Utility Commission, an FCC license, other state or federal authorization, or City franchise, in the form provided in Exhibit A, attached hereto. Such notice shall be given to existing customers or subscribers within 60 days of the Effective Date and to new customers or subscribers within 30 days of the acquisition of such customer or subscriber.

         Section 2.05. Use of the Public Way by other Persons.

         a. Nothing in this Temporary Permit shall ever be held or construed to confer upon the Permittee exclusive rights or privileges of any nature whatsoever. The City may permit other Persons to, and the Permittee acknowledges that the City or such other Persons may, lay, construct, operate, lease repair, maintain or make use of, any sewer, gas, water and other pipes or pipelines, cables, conduits, electrical lines, communications lines, transmission lines, utility equipment or any other object, improvement, facility or device across, along, over, above or under any Public Way. The City may also permit soil boring into and the installation of monitoring wells in or under any Public Way occupied by the Permittee, and authorize any other lawful use of the Public Way.

         b. In permitting such work to be done, City shall not be liable to the Permittee for any damages arising out of the performance of any such work by such third parties, provided that nothing herein shall relieve any Person other than the City or those operating on its behalf, from liability for damage to the Network or Network Facilities.

         c. If the City requires the Permittee to remove, alter, change, adapt or conform its Network to enable any Person except the City to use the Public Way, the Permittee shall be obligated to make such changes to its Network Facilities only if the Person obtains a cash bond prior to such work to reimburse Permittee for any loss and expense that will be caused by or

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which will arise out of such changes to the Network Facilities. The City shall not be liable for any reimbursement, loss, or expense caused by or arising out of such changes to the Network Facilities.

                                  ARTICLE III.
                                      FEES

        Section 3.01. Temporary Permit Fee, generally.

        a. In consideration for the rights and privileges herein granted, the Permittee shall pay to the City those fees set forth herein in the manner and within the time limitations specifically provided. Time is of the essence with regard to payments required hereby.

        b. The Permittee shall pay to City a basic Temporary Permit Fee equal to four percent of Gross Receipts.

        Section 3.02. Timing of payment. Following the Effective Date, the Temporary Permit Fee shall be paid with respect to each calendar quarter, or portion thereof, within 45 days immediately following the end of the quarter.

        Section 3.03. Report to director; audit.

        a. On the same date that Temporary Permit Fee payments are to be paid, the Permittee shall file with the Director a report showing all revenue, detailed by category, from the operations of the Network Facilities for the preceding calendar quarter. The Permittee shall submit such report in the form of the City of Houston Temporary Permit Fee Remittance Form, set forth in Exhibit B, attached hereto (the "Report").

        b. The City may, at its discretion, upon no less than 30 days prior written notice, require that the Permittee's records related to this Temporary Permit be audited by the Director to ascertain the correctness of any Report. If the audit determines that payment of Temporary Permit Fees was not made in accordance with the terms of this Temporary Permit and that such payment represents an underpayment of at least 10 percent of Temporary Permit Fees due, the Permittee shall reimburse the City for all reasonable audit costs, and pay all Temporary Permit Fees determined to be due and payable to the City hereunder. Such costs and fees shall be paid within 30 days after determination of amount due is made.

        Section 3.04. [Reserved.]

        Section 3.05. Late payment. If any quarterly payment is not received by the City on or before five days immediately following the due date, the Permittee shall pay interest at the annual rate of 10 percent, compounded daily. The Permittee agrees to pay all costs of collection for any amounts due hereunder, including reasonable attorney fees.

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        Section 3.06. Temporary Permit Fee not in lieu of certain permit fees.
When submitting application for a New Construction Permit as provided in Article V, the Permittee shall pay the permit fees provided herein. Such permit fees are in addition to the Temporary Permit Fees and are non-refundable. Each application for a New Construction Permit shall be accompanied by a drawing and specification review fee of $1,005 ("New Construction Permit Fee"). The New Construction Permit Fee is only required for work in the Public Way other than routine maintenance or emergency repairs, as described in Section 5.02.

                                   ARTICLE IV.
                        RECORDS AND FILING REQUIREMENTS

        Section 4.01. Record keeping. In addition to other records or filings required hereunder or by law, the Permittee shall:

        a. Maintain a list, for review by the Director or City Engineer upon request, of all entities that use any portion of the Network Facilities.

        b. File copies, upon the Director's request, of all requested reports made to federal and state authorities pertaining to the regulation of any activity of the Permittee in the Public Way.

        c. Retain all records pertaining to any use of the Public Way for a period of not less than 10 years at a location in Texas that is acceptable to the Director (the "Local Office") and make the same available to the Director for inspection, or copying from the Local Office during regular business hours upon 24 hours written notice.

        d. Maintain and provide a current map, upon request by the Director or City Engineer, certified by a registered professional engineer to be true and correct, showing the locations of the Network Facilities in the Public Ways.

        e. Maintain records, accounts, and financial and operating reports in a manner that will allow the City to determine the actual Gross Receipts. The Director may require the keeping of additional records or accounts reasonably necessary to determine the Permittee's compliance with the terms of this Temporary Permit.

        Section 4.02. Confidential information.

        a. The Director will not reproduce any customer lists, confidential contracts or confidential financial information clearly designated to be confidential or proprietary ("Confidential information") not specifically required for documentation of audit issues. Except as provided by law, thc City shall not disclose any Confidential Information to any Person. The Permittee agrees that it will permit the Director to remove Confidential Information from its Local Office for a period of 10 working days for the purpose of review to determine Temporary Permit

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compliance, Upon expiration of 10 working days or the completion of the
Director's Temporary Permit compliance review, whichever is first to occur, the Director shall return all Confidential Information removed from the Local Office; provided that the Director may retain copies of documents deemed by the Director to be reasonably necessary for purposes of determining compliance with this Temporary Permit.

        b. The Director shall not disclose any Confidential Information reproduced for documentation of audit issues unless the City has received a request to review or copy Confidential Information under the Texas Open Records Act or related law (the "Act"). Upon receipt of such request, the City shall (i) timely submit a request to the Attorney General of the State of Texas (or other appropriate official if the Attorney General is not the proper official) for an opinion as to whether the requested Confidential Information must be disclosed under the Act, and (ii) notify the Permittee that a request to review or copy Confidential Information has been submitted to the City. Confidential Information deemed subject to disclosure under the Act shall be disclosed.

        Section 4.03. Enforcement. The City Attorney, or the City Attorney's designee, shall have the right to enforce all legal rights and obligations under this Temporary Permit without further authorization. The Permittee agrees to provide the City access to all documents and records that the Director, the Controller or the City Attorney deem reasonably necessary to assist in determining the Permittee's compliance with this Temporary Permit.

                                   ARTICLE V.
              REGULATION OF CONSTRUCTION AND USE OF THE PUBLIC WAY

        Section 5.01. Interference with public use prohibited. The Permittee shall lay, construct, operate, lease, maintain, repair and replace the Network Facilities so as not to unreasonably interfere with use of the Public Way. Insofar as possible, the Permittee shall use existing Network Facilities in the provision of the Services. The Permittee shall provide any information reasonably related to location or operation of the Network or Services determined to be necessary by the City Engineer or the Director. The Permittee shall maintain, the Network Facilities in good order and condition, subject to ordinary wear and tear.

        Section 5.02. Permitting and plan approval.

        a. New Construction Permit. Before commencing any work in the Public Way other than routine maintenance or emergency work (as described in Subsections b and c below) the Permittee shall apply for and obtain a New Construction
Permit. The application shall include the application fee described in Section 3.06, a written work description, including scale drawings, showing the Network Facilities' location (or proposed location) and estimated depth of the Network Facilitics (existing and proposed) in the immediate area of the proposed new construction. Such drawings and specifications shall be prepared, executed and sealed by a registered professional engineer. Such drawings and specifications will be reviewed by the City

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Engineer and any comments will be provided to the Permittee as soon as practicable. The Permittee agrees to make any changes to the drawings and specifications requested by the City Engineer.

        b. Routine maintenance. Before the Permittee performs any routine maintenance or repairs on any Network Facilities, the Permittee shall give at least 30 days written notice to the City Engineer as to the time and location of the proposed maintenance or repair. Unless waived by the City Engineer in writing, daily work schedules shall be provided to the City by 8:30 a.m. each day any such routine maintenance or repair is performed. Written approval from the City Engineer of all routine maintenance or repair of the Network Facilities must be obtained prior to beginning work. Such approval by City Engineer shall constitute full authority for the issuance of permits.

        c. Emergency repairs. When an emergency occurs that could not reasonably have been foreseen and requires immediate work on the Network Facilities located in the Public Way, repairs may be performed by the Permittee and notice shall be given to City Engineer within 24 hours following the commencement of such emergency repairs. Such notice shall state the nature of the emergency repairs and the length of time estimated necessary to complete the emergency repairs. The Permittee shall apply for the proper permits as soon as reasonably practicable, and any work performed that is not consistent with then-applicable City standards shall be corrected upon notice thereof from the City.

        d. Payment of fees required. The City is not required to grant any permit or approval to the Permittee unless and until all fees due and payable pursuant to this Temporary Permit have been paid in full, including any permit fees.

        e. Other licenses and fees. The Permittee shall obtain and pay the cost of all licenses, permits, and certificates required by any statute, ordinance, rule or regulation of any local, state or federal regulatory body having jurisdiction over the conduct of its operations hereunder. The Permittee shall give notice to the Director of any revocation or failure to obtain any such license, permit or certificate affecting its performance hereunder within 15 days of such revocation or of the day upon which the Permittee received actual or constructive notice of its failure to obtain such license, permit or certificate.

        Section 5.03. Work standards. All work in the Public Way shall be performed in accordance with the City's Standard Specifications for Street and Storm Drainage & Street Paving Construction, as such may be amended from time to time, and shall be subject to the regulation, control and direction of the City Engineer. All work done in connection with the laying, construction, operation, maintenance, repair and replacement of the Network and Network Facilities shall be in compliance with all applicable laws, ordinances, rules and regulations of City, the applicable county, the State of Texas, and the United States.

        Section 5.04. Work in the Public Ways.

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        a. The Permittee's work affecting the Public Ways shall be performed in a manner calculated to cause the least inconvenience to the City and the public as may be reasonable possible under the circumstances. When the Permittee performs or causes to be performed any work in any Public Way, or so closely adjacent thereto as to create hazards for the public or themselves, the Permittee shall provide construction and maintenance signs and sufficient barricades and flagmen at work sites to protect the public, equipment and workmen. The application of such traffic control devices shall be consistent with the standards and provisions of the latest addition to the Texas Manual on Uniform Traffic Control Devices. Appropriate warning lights shall be used at all construction and maintenance zones where one or more traffic lanes are being obstructed during nighttime conditions.

        b. If the Permittee's work requires the closure of any part of any Street, such closure shall be performed in a manner approved in writing by the City Engineer. The Permittee shall not wholly close any Public Way, but shall at all times maintain a route of travel along and within any roadway that is within a Public Way; provided that, in cases of emergency, the City Engineer may authorize a temporary closing of any Public Way or sidewalk to allow the Permittee to complete any emergency repairs if in the opinion of the City Engineer, such closing is necessary to protect the safety of the public.

        Section 5.05. Restoration.

        a. At its sole cost and expense, the Permittee shall repair, clean up and restore the Public Way disturbed or affected during the maintenance, construction, repair, replacement or removal of the Network Facilities and shall warrant the repair and restoration of such Public Way and other surfaces for a period of two years from the date of completion of same. The City Engineer may require a bond as may be required under then-current City regulations; in the absence thereof, the Permittee shall to provide a surface correction bond in an amount estimated by the City Engineer to be the cost of repair of the Public Way. The terms and conditions of the bond will be substantially similar to those required by the City of other Persons performing similar work in the Public Ways. Such repairs, clean up and restoration shall be carried out pursuant to standards promulgated by the City Engineer, and shall return the Public Way and other disturbed surfaces to substantially the same condition as before the Permittee's work began.

        b. Any excavation in any portion of the Public Way shall be replaced with materials of the same kind as those removed unless the City Engineer approves of some other type of fill or material. Without limitation of the above, if after refilling an excavation the earth within the excavated area settles so as to leave a depression, and the depression is related to the Permittee's work, the Permittee shall make further necessary fills or other repair work from time to time to correct the problem as ordered by the City Engineer. The determination that the Public Way and other surfaces have been returned to substantially the same condition shall be within the reasonable excercise of the City Engineer's discretion.

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        Section 5.06. Relocation or removal. The Permittee may be required to lower, relocate or remove any Network Facility in any Public Way without cost to the City if reasonably necessary as determined by the City Engineer to abate a condition actually or potentially dangerous to the public health or safety, or as may be reasonably necessary to accommodate any public works project in the Public Way including, but not limited to, water, sanitary sewer, storm drains, street lights and traffic signal conduits, or any other facilities in or under the Public Way. In the alternative, where the City Engineer determines it to be feasible, the Permittee may be allowed to pay any additional costs incurred for the design or construction of such public works project in a manner that will avoid the relocation or removal of the Network Facilities. In determining the feasibility, the City Engineer shall be guided by the principles of economic waste.

        Section 5.07. Timely completion. If the Permittee fails to either (i) commence or thereafter to diligently prosecute any repair, refilling, lowering, relocation, or other work required by the City, or (ii) diligently complete any work that disturbs the Public Ways, the City may cause the work to be done or completed at the expense of the Permittee and may recover all such expense from the Permittee together with all costs and reasonable attorney fees.

        Section 5.08. Subsequent rules and regulations. The City Council or the City Engineer may make such other reasonable rules and regulations for the placement and manner of the Network Facilities as they may deem appropriate for the protection of the public and the Public Way and to avoid unreasonable interference with other uses or contemplated uses of the Public Way. Without limitation of the above, the City Engineer may amend the rules or regulations to require that all Network Facilities constructed after the effective date of such amended rules be placed underground.

        Section 5.09. Inspections. The City Engineer may perform inspections of any Network Facility located in the Public Way from time to time as the City Engineer may deem appropriate. The Permittee may have a representative present during such inspection.

        Section 5.10. Abandonment of obsolete facilities.

        a. When the Permittee opens a trench, accesses a conduit, bores, or is working on other locations it shall determine if the Network Facilities located therein, if any, are obsolete, and shall remove such obsolete Network Facilities from such locations, subject to the City Engineer's approval pursuant to Subsection (e), which shall include consideration of structural integrity of the Public Way.

        b. When the Permittee opens a trench, accesses a conduit or bores, it shall notify all other permittees or franchisees with facilities in the area of such work, so that all the other permittees or franchisees may remove their obsolete facilities, if any, from such location, at their sole cost. The Permittee may request a list of such other permittees or franchisees from the City Engineer, and may rely thereon for purposes of this Section. The Permittee shall cooperate with

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the other in their efforts to remove obsolete facilities. Nothing in this section shall require the Permittee to delay its work in order to accommodate other permittees or franchisees.

        c. When the Permittee receives notification from another Permittee that it plans to open a trench, access a conduit or bore and the Permittee determines that the Network Facilities contained therein, if any, are obsolete, the Permittee may remove obsolete Network Facilities from such locations pursuant to Subsection (e) without causing a delay to the other Permittee, subject to the City Engineer's written approval, which shall include consideration of structural integrity of the Public Way.

        d. [Reserved].

        e. Whenever the Permittee intends to abandon any Network Facility within the Public Way, the Permittee shall submit to the City Engineer for the City Engineer's approval a completed application describing the Network Facilities and the date on which the Permittee intends to abandon such Network Facilities. The Permittee may remove the Network Facilities or request that the City permit it to remain in place. If the Network Facilities remain in place, they shall be subject to all terms and conditions of this Temporary Permit as though it were in use by the Permittee.

        f. The City may require the Permittee to perform a combination of modification and removal of any Network Facilities determined by the Permittee to be obsolete under this section. The Permittee shall complete such modification or removal in accordance with a schedule approved in writing by the City Engineer. Until such time as the Permittee removes, modifies or replaces any obsolete Network Facilities as directed by the City Engineer, the Permittee shall be responsible for all necessary repairs, relocations of such Network Facilities, and maintenance of the Public Way occupied by such Network Facilities in the same manner and degree as if the Network Facilities were in active use.

        Section 5.11. Acquisition of property adjacent to Public Way.

        a. Before the Permittee acquires any interest in real property for the installation or relocation of Network Facilities along or adjacent to any Public Way, the Permittee shall give the City Engineer written notice of such planned acquisition no later than 30 days before the date of such acquisition. The City Engineer will review the proposed acquisition to see that same does not conflict or interfere with any proposed street or thoroughfare expansion.

        b. If the City Engineer determines that the proposed acquisition will unreasonably conflict or interfere with any proposed street or thoroughfare expansion, the City Engineer will notify Permittee of the potential conflict or interference within 30 days after receipt of notice from the Permittee, and the Permittee shall be required to accommodate the requirements of the City Engineer with regard to the use of the property.

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        c. If the Permittee fails to notify the City within the prescribed 30 day period, the City may require the Permittee to relocate its Network Facilities at no cost to the City to avoid unreasonable interference with such proposed street or thoroughfare expansion.

        Section 5.15. Abandonment of Public Way. If the City conveys, closes, abandons, or releases its interest in any Public Way containing Network Facilities installed or operated pursuant to this Temporary Permit, any such conveyance, closure, abandonment or release shall be subject to the rights of the Permittee under this Temporary Permit.

        Section 5.16. Bonding. The Permittee shall comply with all applicable requirements relating to the provision of bonds or other security to the City in connection with its work in the Public Ways.


                                   ARTICLE VI.
                                   [Reserved]

                                  ARTICLE VII.
                          INDEMNIFICATION AND INSURANCE

        Section 7.01. Indemnification. THE Permittee COVENANTS AND WARRANTS THAT IT WILL PROTECT, DEFEND, AND HOLD HARMLESS THE CITY, ITS EMPLOYEES, OFFICERS, AND LEGAL REPRESENTATIVES (COLLECTIVELY, THE "CITY") FROM ANY AND ALL THIRD PARTY CLAIMS, DEMANDS, AND LIABILITY, INCLUDING DEFENSE COSTS, RELATING IN ANY WAY TO DAMAGES, CLAIMS, OR FINES ARISING BY REASON OF OR IN CONNECTION WITH THE PERMITTEE'S ACTUAL OR ALLEGED NEGLIGENCE OR OTHER ACTIONABLE PERFORMANCE OR OMISSION OF THE PERMITTEE IN CONNECTION WITH OR DURING THE PERFORMANCE OF ITS DUTIES UNDER THIS TEMPORARY PERMIT. THE PERMITTEE FURTHER EXPRESSLY COVENANTS AND AGREES TO PROTECT, DEFEND, INDEMNIFY, AND HOLD HARMLESS CITY FROM ALL CLAIMS, ALLEGATIONS, FINES, DEMANDS, AND DAMAGES RELATING IN ANY WAY TO THE ACTUAL OR ALLEGED JOINT AND/OR CONCURRENT NEGLIGENCE OF THE CITY AND THE PERMITTEE, WHETHER THE PERMITTEE IS IMMUNE FROM LIABILITY OR NOT.

        NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIABILITY OF THE PERMITTEE UNDER THIS INDEMNITY PROVISION SHALL NOT EXCEED $1,000,000 PER OCCURRENCE.

        IF THE TEMPORARY PERMIT GRANTED BY THIS ORDINANCE IS TERMINATED OR IS NOT RENEWED, AND THE PERMITTEE DOES NOT REMOVE ITS NETWORK FACILITIES FROM THE PUBLIC WAY, THE PERMITTEE SHALL

CONTINUE TO INDEMNIIFY AND HOLD HARMLESS THE CITY PURSUANT TO THIS ARTICLE AS LONG AS ITS FACILITIES ARE LOCATED IN THE PUBLIC WAY, AND FOR SAID PURPOSE, THIS SECTION SHALL SURVIVE THE TEMPORARY PERMIT.

        Section 7.02. Insurance. The Permittee shall maintain the following insurance coverage and the respective policies thereof shall cover all risks related to the Permittee's use and occupancy of the Public Way and all other risks associated with this Temporary Permit:

        a. Description of Insurance Coverage and Limits

       Coverage                                         Limit of Liability
---------------------                          -----------------------------------
Workers' Compensation                            Statutory for Workers' Compensation.

Employer's Liability                             Bodily Injury by Accident $1,000,000 (each accident)
                                                 Bodily Injury by Disease $1,000,000 (policy limit)
                                                 Bodily Injury by Disease $1,000,000 (each employee)

Commercial General Liability:                    Combined single limits of $1,000,000
        Including Broad Form                     per occurrence and $1,000,000 aggregate
        Coverage, Contractual
        Liability, Bodily
        and Personal Injury,
        and Completed
        Operations

Products and Completed Operations                $1,000,000 aggregate

Automobile Liability insurance                   $1,000,000 combined single limit
(for automobiles used by the                     per occurrence
Permittee in the course of
its performance under this
Temporary Permit including Employer's
Non-Ownership and Hired Auto
Coverage)

Excess Coverage                                  $1,000,000 per occurrence/
                                                 combined aggregate in excess of
                                                 limits specified for Employer's Liability,
                                                 Commercial General Liability and
                                                 Automobile Liability

        Aggregate limits are per 12-month policy period, unless otherwise indicated.

        b. Other insurance-related requirements

              1. The City shall be named an additional insured, by endorsement, on all applicable insurance policies.

 2. Applicable insurance policies shall each be endorsed with a waiver of subrogation in favor of the City

 3. Insurers shall have a rating of B+ or better and a financial size of Class VI or better according to the current year's Best's rating. Each issuer must be responsible and reputable, must have financial capability consistent with the risks covered, and shall be subject to approval by the Director in the Director's discretion as to conformance with these requirements.

 4. Deductible limits on insurance policies and/or self insured retention exceeding $50,000 require approval of the City.

 5. Certificates of insurance shall state that the City shall be notified a minimum of 30 days prior to the insurer's action in the event of cancellation, non-renewal or material change in coverage regarding any insurance policy required in this Temporary Permit.

 6. Full limits of insurance required in Subsection (a) shall be available for claims arising out of this Temporary Permit.

 7. Certificates of insurance shall be provided by the Permittee to the City upon the Permittee's execution of this Temporary Permit. Any failure on the part of the City to request such documentation shall not be construed as a waiver of insurance requirements specified herein.

 8. The City shall be entitled, upon request and without incurring expense, to review the insurance policies (or certified copies thereof) including endorsements thereto which relate to the insurance requirements specified herein and, at its discretion, to require proof of payment for policy premiums.

 9. The City reserves the right to revise insurance requirements specified herein and require the Permittee to comply therewith within 60 days of the City's official notice of the revision. Such notice shall be in writing and shall state the particular revisions required, and the reasons therefor.

10. The City shall not be responsible for paying the cost of insurance coverage required herein.

11. Notice of any actual or potential claim and/or litigation that would affect insurance coverage required herein shall be provided to the City in a timely manner. In the alternative, a policy may by endorsement, establish a policy aggregate for this Temporary Permit which meets the aggregate requirements specified herein.

12. Each insurance policy required herein shall be primary insurance to any other insurance available to the City with respect to any claims arising hereunder.

13. The Permittee shall agree to either require its contractors to maintain the same insurance coverage and limits thereof as specified herein or such coverage on the Permittee's contractors shall be provided by the Permittee.

The Permittee shall continuously and without interruption, maintain in force the required insurance coverage and limits set forth above. Failure to do so will be a default under this Temporary Permit, allowing the City, at its option, to terminate this Temporary Permit in accordance with the provisions of Article IX.

                                  ARTICLE VIII.
                                  CITY NETWORK

      Section 8.01. Installation of City fiber. In the case of new construction of the Network, the Permittee, at its sole cost and expense, shall upon written request of the City at the time of the issuance of the New Construction Permit, provide to City for internal governmental purposes four dark fiber strands throughout the portion of the Network Facilities being constructed, as required by the City Engineer and suitable for City's needs. In addition, where such new construction is located directly adjacent to municipal buildings used by City for governmental purposes, the Permittee shall provide lateral lines connecting such locations to the Network as required by the City Engineer at 110 percent of the Permittee's direct cost, to be reimbursed by the City. The City shall be responsible for providing the Permittee with access to such locations. The City Engineer shall notify the Permittee of such locations prior to the commencement of construction of the applicable portions of the Network Facilities. The City reserves the right to obtain bids from vendors, other than the Permittee, for construction work not requiring access to the Network Facilities.

      Section 8.02. Additional innerduct work. In addition to the requirements of Section 8.01, the Permittee shall provide to the City without charge, and solely for governmental telecommunications purposes, and solely for governmental telecommunication purposes, a 1-1/4 inch innerduct in all of the Permittee's conduit facilities constructed under this Temporary Permit. Prior to such construction, the Permittee shall provide the City with written notice of the proposed location of the conduit. The City shall have 30 days after receipt of such notice to designate in writing the segments of conduit in which it desires such an innerduct. If there is sufficient space in the Public Way for the Permittee to reasonably size its conduit to allow for the City's innerduct without interference with the Permittee's use of the Public Way, then the Permittee shall grant the City's request. Additionally, the Permittee shall provide adequate space on all its own non-ducted facilities constructed on, over, or within the Public Way, for the City to attach transmission media for governmental use, subject to the City obtaining necessary approvals. However, the Permittee shall not he required to disrupt or otherwise compromise service to its customers in order to meet the requirements of this subsection.

                                   ARTICLE IX.
                             DEFAULT AND TERMINATION

      Section 9.01. Defaults. The occurrence of any of the following shall be an event of default under this Temporary Permit:

      i. failure of the Permittee to comply with any material term, condition or provision of this Temporary Permit;

      ii. any intentional false statement or misrepresentation as to a material fact in the Permittee's application for this Temporary Permit;

      iii. the Permittee's loss of or failure to obtain all licenses, permits, and certification lawfully required by any statute, ordinance, rule or regulation of any regulatory body having jurisdiction over the Permittee's operations under this Temporary Permit and pay all fees associated therewith; or

      iv. acts or omissions of the Permittee constituting evasion of payment of Temporary Permit Fees, including evasion by means of not reporting actual Gross Receipts, bartering or any other means.

      Section 9.02. Cure period. If the Permittee continues to violate or fails to comply with the material terms and provisions of this Temporary Permit for a period of 30 days after the Permittee has been notified in writing by the City to cure such specific alleged violation or failure to comply, then the City may follow the procedures set forth herein to declare that the Permittee has terminated all rights and privileges consented to in this Temporary Permit; provided that if the Permittee is alleged to be in violation of any material provisions of this Temporary Permit other than the payment of any fee due hereunder and if the Permittee commences efforts to cure such alleged violation(s) within 30 days after receipt of written notice and shall thereafter prosecute such curative efforts with reasonable diligence until such curative efforts are completed, then such alleged violation(s) shall cease to exist and no further action will be taken at that time.

      Section 9.03. Termination. Termination of this Temporary Permit shall be by City ordinance. The City shall provide written notice of such ordinance to terminate to the Permittee at least 60 days prior to such ordinance being included on City Council's agenda. Such notice shall set forth the causes and reasons for termination. The Permittee shall be provided the opportunity to appear before the City Council prior to the City Council's consideration of such termination of the Temporary Permit and such opportunity to speak shall be no less than 60 days following receipt of notice of termination. Such notice shall set forth the time, date, and place of such time when the Permittee may appear before the City Council. Upon any termination of this Temporary Permit, all amounts due by the Permittee to City shall immediately become due and payable.

                                   ARTICLE X.
               TRANSFER OF TEMPORARY PERMIT OR LEASE OF FACILITIES

      Section 10.01. Prohibition. The rights, privileges and Temporary Permit granted hereunder may not be assigned, in whole or in part, without the prior consent of the City expressed by resolution or ordinance, and then only under such conditions as may therein be prescribed, except as otherwise provided in
Section 10.04. No assignment in law or otherwise shall be effective until the assignee has filed with the Director an instrument, duly executed, reciting the fact of such assignment, accepting the terms hereof, and agreeing to comply with all of the provisions hereof, A mortgage or other pledge of assets in a bona fide lending transaction shall not be considered an assignment of this Temporary Permit for the purposes of this Article.

      Section 10.02. Process. Upon receipt of a request for consent to an assignment, the Director shall diligently investigate the request in a timely manner and place the request on the City Council agenda at the earliest practicable time. The City Council shall proceed to act on the request within a reasonable period of time.

      Section 10.03. Scope of Review. In reviewing a request for assignment, the City may inquire into the legal, technical and financial qualifications of the prospective assignee, and the Permittee shall assist the City in so inquiring. The City may condition said assignment upon such terms and conditions as it deems reasonably necessary, provided its approval and any such terms and conditions so attached shall be related to the legal, technical, and financial qualifications of the assignee as well as the Permittee's compliance with the terms hereof.

      Section 10.04. Assignments not Requiring Approval. Notwithstanding anything to the contrary contained in this article, the prior approval of the City shall not be required for any assignment to (i) any entity controlling, controlled by, or under common control with the Permittee, as long as such entity has expertise in the operation of the Network Facilities; (ii) any entity with which the Permittee or an affiliate of the Permittee shares joint ownership of the Network Facilities; or (iii) any entity that is a holder of a then-current comprehensive telecommunication (as distinguished from a Cable Services) franchise. The Permittee shall give written notice of such assignment and provide documentation demonstrating the assignee's financial resources to the Director.

      Section 10.05. Release. Upon receiving the City's consent to an assignment, or, in the event of an assignment qualifying under Section 10.04, upon giving notice under Section 10.04, the Permittee shall be relieved of all conditions, obligations, and liabilities arising or which might arise hereunder that are assumed by the assignee.

      Section 10.06. Lease or use of the Network Facilities by other Persons. The Permittee shall have the right to lease the Network, or otherwise make the Network Facilities available, in whole or in part, to its customers in the ordinary conduct of the provision of Services, if:

      i. The Permittee retains responsibility for servicing and repairing the Network; and,

      ii. The lessee or customer has a valid franchise granted by City, if one is required, and such lessee or customer is not in default under the terms of such franchise. The Director shall determine whether a franchise is required.

                                   ARTICLE XI.
                                  MISCELLANEOUS

      Section 11.01. Discrimination prohibited.

      a. The Permittee shall not give unreasonable preference or advantage as to rates or services to anyone within a service classification; nor shall Permittee discriminate against anyone in the furnishing of Services under this Temporary Permit, or the charges therefor, on account of race, color, religion, sex or national origin.

      b. The Permittee shall comply with all laws, standards, orders and regulations regarding equal employment which are applicable to the Permittee.

      Section 11.02 [Reserved.]

      Section 11.03 Drug-free workplace.

      a. It is the policy of the City to achieve a drug-free work force and to provide a workplace that is free from the use of alcohol and illegal drugs. It is also the policy of the City that the manufacture, distribution, dispensation, possession, sale or use of alcohol or illegal drugs by contractors while on City premises is prohibited. By accepting this Temporary Permit, the Permittee agrees that it shall require any contractor working for or on behalf of the Permittee in the Public Way to comply with all applicable federal and state laws and regulations, as well as the requirements and procedures set forth in the Mayor's Policy on Drug Detection and Deterrence, City Council Motion No. 92-1971 and the Mayor's Drug Detection and Deterrence Procedures for Contractors,
Executive Order No. 1-31, both of which are on file in the Office of the City Secretary.

      b. In addition, the Permittee shall require that any subcontractor working for or on behalf of Permittee's contractor(s) in the Public Way shall also be required to comply with the provisions of this section, The City may require that the Permittee produce evidence that Permittee's contractors, as well as any subcontractors, are in compliance with this provision of this Temporary Permit.

      Section 11.04 Notice.

      a. All notices required or permitted hereunder shall be in writing and shall be deemed delivered when actually received or, if earlier, on the third day following deposit in a United States Postal Service post office or receptacle with proper postage affixed (certified mail, return receipt requested) addressed to the respective other party at the address prescribed below or at such other address as the receiving party may have theretofore prescribed by notice to the sending party.

      b. Any notice or communication required or permitted in the administration of this Temporary Permit may be sent by personal delivery, United States mail or courier and shall be sent as follows:

      Notice to the City Engineer will be to:

           City Engineer
           Director, Department of Public Works and Engineering
           City of Houston
           1801 Main
           Houston, Texas 77002

      Notice to the City or the Director will be to:

            Director, Department of Finance and Administration
            City of Houston
            900 Bagby, 2nd Floor
            Houston, Texas 77002

      Notice to the Permittee will be to:

             TVMAX Communications (Texas), Inc.
             1111 West Mockingbird Lane, Suite 1130
             Dallas, Texas 75247
             Attention: Mr. Mike Katzenstein, Vice President and General Counsel

             and

             Mr Robert J. Collins
             Andrews & Kurth, L.L.P.
             4200 Texas Commerce Tower
             Houston, Texas 77002
or to such other address as the Director, the City Engineer or the Permittee may designate in writing from time to time. Any notice sent by facsimile transmission must, subsequent to such facsimile transmission, also be given by any other means provided for hereunder.

      Section 11.05. Force Majeure. Other than the Permittee's failure to pay amounts due and payable under this Temporary Permit, the Permittee shall not be in default or be subject to sanction under any provision of this Temporary Permit when its performance is prevented by Force Majeure. Force Majeure means an event caused by strike or other labor problem; embargo; epidemic; act of God; fire; flood; adverse weather conditions, or other major environmental disturbance, act of military authority; war or civil disorder. Provided, however, that such causes are beyond the reasonable control and without the willful act, fault, failure or negligence of the Permittee. Performance is not excused under this section following the end of the applicable event of Force Majeure.

      Section 11.06. Controlling laws. This ordinance and the Temporary Permit granted herein are subject to the applicable provisions of the Constitution and laws of the United States and of the State of Texas, the Charter of the City of Houston, and the Code of Ordinances, City of Houston of general applicability. All obligations of the parties hereunder are performable in Harris County, Texas. In the event that any legal proceeding is brought to enforce the terms of this Temporary Permit, the same shall be brought in Harris County, Texas.

      Section 11.07 Cumulative effect. This Temporary Permit shall be cumulative of all provisions of the Code of Ordinances, City of Houston, as amended, except in those instances where the provisions of this Temporary Permit are in direct conflict with the provisions of such Code, in which instances the provisions of this Temporary Permit shall supersede the conflicting provisions of such Code as they apply to the City.

      Section 11.08. Severability. It is hereby declared to be the intention of the City Council that the phrases, clauses, sentences, paragraphs and sections of this Temporary Permit are severable, and, if any phrase, clause, sentence, paragraph or section of this Temporary Permit shall be declared void ineffective or unconstitutional by the valid judgment or final decree of a court of competent jurisdiction, such voidness, ineffectiveness or unconstitutionality shall not affect any of the remaining phrases, clauses, sentences, paragraphs and sections of this Temporary Permit since the same would have been enacted by the City Council without the incorporation herein of any such void, ineffective or unconstitutional phrase, clause, sentence, paragraph or section.

      Section 11.09. Entire agreement. This Temporary Permit merges the prior negotiations and understandings of the parties hereto and embodies the entire agreement of the parties, and there are not other agreements, assurances, conditions, covenants (expressed or implied) or other terms with respect to the Network Facilities whether written or verbal, antecedent or contemporaneous with the execution hereof.

      Section 11.10. Captions. Captions contained in this Temporary Permit are for reference purposes only, and therefore will be given no effect in construing this Temporary Permit and are not restrictive of the subject matter of any section of this Temporary Permit. Any reference to gender shall include the masculine, feminine and neutral.

      Section 11.11. Acceptance and approval. An approval by the Director, the City Engineer, or any other instrumentality of City, of any part of the Permittee's performance shall not be construed to waive compliance with this Temporary Permit or to establish a standard of performance other than required by this Temporary Permit or by law. Where this Temporary Permit contains a provision that either party approve or consent to any action of the other party, such approval or consent shall not be unreasonably withheld or delayed.

      Section 11.12. Non-waiver. Failure of either party hereto to insist on the strict performance of any of the terms and conditions hereof or to exercise any rights or remedies accruing hereunder upon default or failure of performance shall not be considered a waiver of the right to insist on, and to enforce by any appropriate remedy, strict compliance with any other obligation hereunder or to exercise any right or remedy occurring as a result of any future default or failure of performance except as specifically conceded herein.

      Section 11.13. Written amendment. Unless otherwise provided herein, this Temporary Permit may be amended only by an ordinance duly adopted by the City Council.

      Section 11.14. [Reserved].

      Section 11.15. Duties upon termination. Unless this Temporary Permit is replaced by the Franchise as provided in Section 2.02, above, the Permittee shall notify the Director Engineer in writing of any of the Network Facilities that are constructed under the terms of this Temporary Permit and are not used or useful for providing service under the Permittee's existing cable television franchise, and that it wishes to remove from the Public Way within 90 days after the termination of this Temporary Permit. If the Permittee does not timely provide such notice, such Network Facilities shall, at the City's election, be and become property of the City, without the payment of other or further compensation to the Permittee, or the City may, at its option, elect to have all such property, if any, of the Permittee in or under the Public Way removed by the Permittee at the Permittee's sole cost and expense. If the property is to be removed, the Permittee shall have a reasonable time to remove the Network Facilities and the Permittee shall cause the Public Way to be restored to the same condition, or in as good a state of repair or condition, as same was in prior to removal of the Network Facilities. The removal and restoration work shall proceed diligently to completion. All work incident to the removal of the Network Facilities or restoration of Public Way shall be done at the sole cost and expense of the Permittee, and shall be done under the supervision and satisfaction of the City Engineer, Notwithstanding anything to the contrary contained herein, following the completion of such removal, the Permittee shall not remove additional property at any time for any reason without the prior written approval of the Director, such approval to be at the sole discretion of the Director.

      Section 11.16. [Reserved].

      Section 11.17. Acceptance. The Permittee shall, within 30 days from the Effective Date, file with the City Secretary a written statement executed in its name by an officer of the Permittee duly appointed and authorized to make such statement, in the form provided in Exhibit C.

      Section 11.18. Representations and warranties. In addition to the representations, warranties, and covenants of the Permittee to the City set forth elsewhere herein, the Permittee represents and warrants to the City and covenants and agrees (which representations, warranties, covenants and agreements shall not be affected or waived by any inspection or examination made by or on behalf of the City) that, as of the closing and throughout the term of this Temporary Permit.

      a. Organization, standing and power. The Permittee is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly authorized to do business in the State of Texas and in the City. The Permittee has all requisite power and authority to own or lease its properties and assets, to conduct its businesses as currently conducted and to execute, deliver and perform this Temporary Permit and all other agreements entered into or delivered in connection with or as contemplated hereby.

      b. Compliance with law. The Permittee is, to the best of its knowledge and belief, in compliance with all laws, ordinances, decrees and governmental rules and regulations applicable to the System and has obtained all government licenses, permits, and authorizations necessary for the operation and maintenance of the Network Facilities.

      c. Full disclosure. Without limiting the specific language of any other representation and warranty herein, all information furnished by the Permittee to the City in connection with this Temporary Permit, or otherwise related to System matters by authorized officers of the Permittee, to the best of the Permittee's knowledge and belief is accurate and complete in all material respects on the date ot passage of this Temporary Permit, and includes all material facts required to be stated therein and does not contain any untrue statement of a material fact or omit any material fact necessary to make the statements therein not misleading. There is no fact known to the Permittee, to the best of its knowledge, which materially and adversely affects or in the future could reasonably be expected to materially and adversely affect the business, operations, properties, assets or financial condition of the Network, or any part thereof, which has not been set forth in this Temporary Permit or the other documents, certificates, and instruments delivered to the City by or on behalf of the Permittee specifically for use in connection with the transactions contemplated by this Temporary Permit.

      d. Truthful statements. The Permittee warrants, to the best of its knowledge and belief, that information provided and statements made in its application for this Temporary Permit were true and correct when made and are true and correct upon execution hereof.

      e. Survival of representations and warranties. All representations and warranties contained in this Temporary Permit shall survive the term of the Temporary Permit.

      Section 11.17. Emergency; Effective Date. A public emergency exists requiring that this ordinance be passed finally on the date of its introduction as requested in writing by the Mayor; therefore, this ordinance shall take effect immediately upon its passage and approval by the Mayor, provided that if the Mayor fails to sign this ordinance within five days after its passage and adoption, it shall take effect in accordance with HOUSTON, TEX., CITY CHARTER, art. VI, Section 6.

          PASSED AND ADOPTED, this 12th day of March 1997.

          APPROVED, this__________ day of __________, 1997.


                                               ______________________________
                                               Mayor of the City of Houston

Pursuant to HOUSTON, TEX., CITY CHARTER, art. VI, Section 6, the effective date of the foregoing ordinance is March 18, 1997.



                                                        /s/ Anna Russell
                                                        --------------------
                                                        City Secretary


(Prepared by Legal Department /s/ XXXXXXX)
(TA 2-25-97)
(Requested by Richard Lewis, Director, Department of Finance & Administration) (LD File No.______________)

Section 2.04(b)                    EXHIBIT A

      Letter to Be Sent to Customers Who May Require Franchise Agreements*


Dear ____________:

      Pursuant to the Temporary Permit between _________________ and the City of Houston (the "City") City Ordinance No. ______________________, this letter is to notify you that you may require authorization from the City of Houston to provide services via _________________ facilities located within City streets and rights-of-way.

      Information regarding applicability, procedures, and requirements for such authorization may be obtained by calling the City of Houston Division of Revenue and Regulatory Affairs at (713) 247-1353.

                                    [Company]
                                   ---------------------------------------------

cc: City of Houston




Note to Exhibit A:

* Pursuant to Section 2.04(b) of Ordinance No. ________, this letter is to be sent to entities whose use of the Network should reasonably require certification, authorization, or licensing by the FCC, Texas Public Utility Commission, or such other federal or state regulatory authority.

Section 3.03                              EXHIBIT B

                                 CITY OF HOUSTON
                       TELECOMMUNICATION FEE PAYMENT FORM

Period Ending:_____________________________________

Permittee:_________________________________________

No. of Customers By Class

      Business (private)                                   __________________

      Business (public)                                    __________________

      Residential                                          __________________

Sales and Revenues in City of Houston

             Local Service Revenue                         __________________
             (5,000 to 5,069) 40 CFR Part 32

             Network Access Services Revenue               __________________
             (5080-5084)

             Long Distance Revenue                         __________________
             (5010-5169)

             Miscellaneous Revenues                        __________________
             (5230-5270)

             Uncollectible                                 __________________

             TOTAL                                         __________________

             Temporary Permit Fee @ 4% of Gross Receipt    __________________

* Attached supporting quarterly revenue reports.

      I, ANNA RUSSELL, City Secretary of the City of Houston, Texas, do hereby certify that the within and foregoing is a true and correct copy of Ordinance No. 97-285, passed and adopted by the City Council of said City on the 12th day of March, 1997 as the same appears in the records in my office.

      WITNESS my hand and the Seal of said City this 19th day of March,

AD 1997.

                                  /s/ Anna Russell
                                  ----------------------------------------------
                                  City Secretary of the City of Houston
                                  Anna Russell